                                                                    EXHIBIT 10.5


                                    EXHIBIT A

                          FORM OF AMENDED AND RESTATED
                           COMMERCIAL LEASE AGREEMENT

       This Amended and Restated Commercial Lease Agreement ("Lease") is made and entered as of __________, 2001 by and between ESS Technology Inc., a California corporation ("Landlord") and Vialta Inc., a Delaware corporation ("Tenant"), to amend and restate that certain Commercial Lease Agreement between Landlord and Tenant dated January 1, 2001.

       Landlord is the owner of land and improvements in Fremont, California legally described on Exhibit 1 attached hereto and incorporated by reference herein (the "Project").

       The Leased Premises are improved with a freestanding building consisting of 77,249 square feet commonly known as 48461 Fremont Blvd., Fremont, California (the "Leased Premises"). The Leased Premises are a portion of the Project, as depicted on Exhibit 2 attached hereto.

       Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

       THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, it is agreed:

       1. Premises and Common Areas. Landlord hereby leases to Tenant the Leased Premises. In addition to the Leased Premises, Landlord grants to Tenant a nonexclusive license to use the Common Areas during the term of this Lease. The term "Common Areas" is defined as the area and facilities outside the Leased Premises as depicted on Exhibit 2 attached hereto that is designated by the Landlord for the general non-exclusive use of Landlord, Tenant and other lessees of the Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls. Landlord shall have the right to make changes to the Common Areas provided that such changes do not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises.

       2. Term.

              (a) The initial term of this Lease shall commence on January 1, 2001 ("Commencement Date") and end on December 31, 2003 ("Initial Term").

              (b) Tenant may renew the Lease for one extended term of up to three (3) years ("Renewal Term"). Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than ninety (90) days prior to the expiration of the Initial Term. The renewal term shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease. The Initial Term and the Renewal Term shall be referred to herein as the "Term."


                                  Exhibit A-1

       3. Rental.

              (a) Tenant shall pay to Landlord during the Initial Term rental of $1,853,976.00 per year, payable in installments of $154,498.00 per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at ESS Technology Inc., 48401 Fremont Blvd., Fremont, CA 94538, Attn: Accounting Dept., or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

              (b) The rental for any renewal lease term, if created as permitted under this Lease, shall be $1,853,976.00 per year, payable in installments of $154,498.00 per month.

       4. Use. Tenant may use the Leased Premises for general office purposes and for any purpose not prohibited by (i) law and (ii) any covenants, conditions and restrictions affecting the Leased Premises as of the date of this Lease. Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or any other inherently dangerous substance regulated by law ("Hazardous Substance"), except for such Hazardous Substances customarily used in an office, without the prior written consent of Landlord.

       5. Sublease and Assignment. Tenant shall have the right without Landlord's consent to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation that controls, is controlled by or under common control with Tenant, or to a purchaser of all or substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably withheld, conditioned or delayed.

       6. Repairs by Tenant. During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the interior of the Leased Premises except those provided in Section 7 hereof. Tenant's repairs shall include such items as routine repairs of interior floors, walls, ceilings, and other interior parts of the Leased Premises damaged or worn through normal occupancy, subject to the obligations of the parties otherwise set forth in this Lease.

       7. Tenant Alterations and Improvements. Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the Leased Premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense.


                                  Exhibit A-2

Notwithstanding the foregoing, Tenant shall be entitled to make non-structural interior alterations to the Leased Premises which do not exceed Twenty Five Thousand Dollars ($25,000) in cost in any calendar year without Landlord's prior written consent.

       8. Landlord's Maintenance and Repairs. Except for damage caused by the active negligence or willful misconduct of Tenant, in which event Tenant shall repair the damage, Landlord, at Landlord's sole expense, shall keep in good condition and repair the exterior walls, roof (including roof membrane), elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams ("Building's Structure"). Landlord, at Landlord's expense, shall keep in good condition and repair the Leased Premises' HVAC, life-safety, plumbing, electrical and mechanical systems ("Building Systems") as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas upon the Leased Premises and all parts thereof. Landlord shall commence and complete such repairs hereunder within thirty (30) days after receipt of written notice from Tenant of the need for such repairs, except in the case of an emergency, when such repairs shall be commenced and completed as soon as possible. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to furnish any services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or by any other cause beyond the reasonable control of Landlord.

       9. Property Taxes. Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

       10. Insurance.

              (a) If the Leased Premises are damaged by fire or other casualty resulting from the act or negligence or willful misconduct of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

              (b) Landlord shall maintain fire and extended coverage insurance on the Project, in such amounts, as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

              (c) Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Leased Premises with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall


                                  Exhibit A-3
provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Project.

              (d) Notwithstanding anything to the contrary in this Lease or any Ancillary Agreement (as that term is defined in that certain Master Distribution Agreement between Landlord and Tenant dated _________), Tenant hereby waives any right of recovery against Landlord and its respective agents, employees, contractors and invitees, and Landlord hereby waives any right of recovery against Tenant and its agents, employees, contractors and invitees, for any loss or damage that is covered by any insurance policy maintained or required to be maintained with respect to this Lease or the Project. Each party shall, in addition to naming the other parties as additional insureds/loss payees on all applicable policies, inform all its insurers of policies described in this Lease about this waiver of subrogation, and shall secure from such insurers amendments to the policies recognizing and providing for such waiver.

       11. Indemnity.

              (a) Tenant's Indemnification. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees (whether incurred in litigation, on appeal, discretionary review, or otherwise), suffered or incurred by Landlord by reason of (a) the occupancy of the Leased Premises by Tenant, the conduct of Tenant's business thereon, or any act, omission or neglect of Tenant, its agents, contractors, employees, subtenants or invitees in relation thereto, on or after the Commencement Date, (b) the release of any Hazardous Substance in or about the Leased Premises or the violation of any environmental, health and safety laws by Tenant or its agents, contractors, employees or invitees, or (c) any breach by Tenant of any of Tenant's obligations under the Lease.

              (b) Landlord's Indemnification. Landlord hereby agrees to indemnify, defend and hold harmless Tenant from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees (whether incurred in litigation, on appeal, discretionary review, or otherwise) suffered or incurred by Tenant by reason of (a) the occupancy of the Project by Landlord, the conduct of Landlord's business thereon, or any act, omission or neglect of Landlord, its agents, contractors, employees, tenants or invitees in relation thereto, before or after the Commencement Date, (b) any environmental contamination or pollution of the Leased Premises that occurred or existed before the Commencement Date, including cleanup and removal from the Leased Premises of any such prior Hazardous Substance or contamination unless such preexisting condition is caused by the affirmative act of Tenant, its employees, agents, contractors successors or assigns, or (c) any breach by Landlord of any of Landlord's obligations under the Lease.

       12. Utilities. Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges. Tenant


                                  Exhibit A-4
shall pay such amounts within fifteen (15) days of invoice. In the event that Landlord uses the Leased Premises' HVAC system to service the Leased Premises and Landlord's adjacent building ("Landlord's Facility"), Tenant shall pay the amount due and separately invoice Landlord for Landlord's pro rata share of the charges. Landlord shall pay such amounts within fifteen (15) days of invoice. Tenant shall not use any equipment or devices that, in Landlord's reasonable opinion, overload the wiring or interfere with electrical services to other tenants. Landlord shall pay all charges for water, sewer, gas, electricity and other services used in the Common Areas.

       13. Signs. Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

       14. Entry. Landlord shall have the right to enter upon the Leased Premises upon reasonable notice at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

       15. Parking. During the term of this Lease, Tenant shall have the non-exclusive use of the automobile parking areas, driveways, and footways in the Common Areas, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

       16. Project Rules. Tenant will comply with the reasonable rules of the Project and Leased Premises adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Project and Leased Premises are attached hereto as Exhibit 3 and incorporated herein for all purposes.

       17. Damage and Destruction. Subject to Section 10(a) above, if the Leased Premises or any part thereof or any appurtenance thereto suffers Material Damage by fire, casualty or structural defects so that the same cannot be used for Tenant's purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes in the proportion that the area of the Leased Premises not occupied by Tenant bears to the total area of the Leased Premises. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and


                                  Exhibit A-5
which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes. For purposes of this paragraph, "Material Damage" means that all or part of the Leased Premises is damaged or destroyed to the extent that Landlord cannot reasonably repair the damage within one hundred eighty (180) days after the date the damage or destruction occurred. Within thirty (30) days after any damage to the Leased Premises, Landlord shall provide Tenant with a written certificate from Landlord's contractor specifying whether such damage constitutes Material Damage.

       18. Default. If Tenant shall fail to pay rent when due to Landlord as herein provided, and if said failure shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if Tenant fails to perform any of the other covenants or conditions to be kept, observed and performed by Tenant, and such failure shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Tenant shall be in default of this Lease and Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

       19. Quiet Possession. Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

       20. Condemnation. If any legally, constituted authority condemns the Leased Premises or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

       21. Subordination. Upon written request of Landlord, or the holder of any mortgage, deed of trust or other lien ("Lien Holder") encumbering the Leased Premises, Tenant shall subordinate its rights hereunder to the lien of any mortgage or deed of trust or other lien presently existing or hereafter arising upon the Leased Premises and to any renewals, refinancing and extensions thereof; provided that the Lien Holder agrees to recognize the Tenant's rights under this Lease and not to disturb the possession, use and other rights of Tenant under this Lease. Landlord agrees to use commercially reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from the current Lien Holder(s), if any, and deliver same to Tenant within thirty (30) days from the date of this Lease. In addition, Landlord agrees to obtain a SNDA from any future Lien Holder within thirty (30) days after Landlord obtains financing from such Lien Holder; provided that if such SNDA is not so delivered, Tenant shall not be required to subordinate its rights under this Lease to such future Lien Holder's lien. In the event of acquisition of title to the Leased Premises by said Lien Holder or any person through foreclosure proceedings or otherwise, the Lien Holder or other person acquiring title to the


                                  Exhibit A-6

Premises agrees to accept Tenant under the Lease and to perform the Landlord's obligations hereunder, provided that no default has occurred and is continuing; and Tenant agrees to attorn to and recognize such Lien Holder or any other person acquiring title to the Premises. Landlord and Tenant agree that they will from time to time upon request execute and deliver a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that no party is not in default hereunder (or, if there is an alleged default, stating the nature of such alleged default).

       22. Notice. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent prepaid, by United States certified mail, return receipt requested, addressed as follows:

               If to Landlord to:   ESS Technology Inc.
                                    48401 Fremont Blvd.
                                    Fremont, CA 94538

               If to Tenant to:     Vialta Inc.
                                    48461 Fremont Blvd.
                                    Fremont, CA 94538

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

       23. Brokers. Landlord and Tenant represent that neither party was shown the Leased Premises by any real estate broker or agent and that neither party has otherwise engaged in any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

       24. Waiver. No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

       25. Memorandum of Lease. The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

       26. Headings. The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

       27. Successors. The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.


                                  Exhibit A-7

       28. Consent. Landlord shall not unreasonably withhold, condition or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

       29. Attorneys' Fees. If either party brings any action or legal proceeding with respect to this Lease, the prevailing party shall be entitled to recover reasonable attorneys' and experts' fees and court costs.

       30. Performance. If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lesser of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

       31. Compliance with Law. Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises and Common Areas. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Project. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California.

       32. Final Agreement. This Lease terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Lease may be modified only by a further writing that is duly executed by both parties.

       33. Cafeteria License. Beginning on the Commencement Date and continuing throughout the Term, Landlord agrees to allow Tenant's employees to dine in the cafeteria located at the Landlord's Facility ("Cafeteria License"). The Cafeteria License shall be for the specific purpose of dining at the cafeteria during the hours of access determined by Landlord for its employees and at no other times. During the term of the Cafeteria License, Tenant employees may purchase meals in the cafeteria at the same price as such meals are offered to Landlord's employees. Tenant shall use, and shall cause each of its employees, agents, contractors, invitees and visitors to use, the cafeteria in compliance with the reasonable and nondiscriminatory rules and regulations established by Landlord, provided Landlord has given Tenant written notice of such rules and regulations.

       34. Hotel Use. Landlord is the owner of a hotel (the "ESS Hotel") adjacent to the Leased Premises. Subject to room availability, Landlord shall permit Tenant the continuing right throughout the term to rent rooms at the ESS Hotel for Tenant's employees, agents and business invitees at such rates that Landlord shall reasonably determine from time to time; provided, however, that such rates shall be no more than the lowest rate charged to guests of the hotel who are not employees of Landlord during the calendar year.


                                  Exhibit A-8

       IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:                               TENANT:

ESS TECHNOLOGY INC.,                    VIALTA INC.,
a California corporation                a Delaware corporation

By:                                     By:
      ------------------------------           ---------------------------------

Name:                                   Name:
      ------------------------------           ---------------------------------

Title:                                  Title:
      ------------------------------           ---------------------------------


                                  Exhibit A-9

                                    EXHIBIT 1

                                LEGAL DESCRIPTION


                                   Exhibit 1-1

                                    EXHIBIT 2

                  DEPICTION OF LEASED PREMISES AND COMMON AREAS


                                   Exhibit 2-1

                                    EXHIBIT 3

                                  PROJECT RULES


                                   Exhibit 3-1